Exhibit 99.1

MATADOR RESOURCES COMPANY

2019 LONG-TERM INCENTIVE PLAN

The Matador Resources Company 2019 Long-Term Incentive Plan (as the same may be amended, the “Plan”) was adopted by the Board of Directors of Matador Resources Company, a Texas corporation (the “Company”), on April 22, 2019 (the “Board Approval Date”), to be effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”).

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain the services of key Employees, key Contractors and Outside Directors and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights and Other Awards, whether granted singly, or in combination, or in tandem, that will:

(a)    increase the interest of such persons in the Company’s welfare;

(b)    furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

(c)    provide a means through which the Company may attract able persons as Employees, Contractors and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1    “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, and any other applicable law, rule or restriction.

2.2    “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem.

2.3    “Award Agreement” means a written or electronic agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Board Approval Date” is defined above in the introductory paragraph of the Plan.

2.6    A “Change in Control” occurs upon a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:

(a)    Change in Ownership. A change in ownership of the Company occurs on the date that any “Person” (as defined in Section 2.6(d) below), other than (i) the Company or any Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding stock pursuant to an offering of such stock or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s stock, acquires ownership of the Company’s stock that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock. However, if any Person is considered to own already more than 50% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person is not considered to be a Change in Control. In addition, if any Person has effective control of the Company through ownership of 30% or more of the total voting power of the Company’s stock, as discussed in paragraph (b) below, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this paragraph (a); or

(b)    Change in Effective Control. Even though the Company may not have undergone a change in ownership under paragraph (a) above, a change in the effective control of the Company occurs on either of the following dates:

(i)    the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Company’s stock possessing 30% or more of the total voting power of the Company’s stock. However, if any Person owns 30% or more of the total voting power of the Company’s stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (b)(i); or

(ii)    the date during any 12-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    Change in Ownership of a Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company, that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a transfer to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (ii) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock; or (iv) an entity, at least 50% of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock.

(d)    Definitions. For purposes of subparagraphs (a), (b) and (c) above:

(i)    “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined under Section 409A of the Code.

(ii)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(e)    Interpretation. The provisions of this Section 2.6 shall be interpreted in accordance with the requirements of Section 409A of the Code, it being the intent of the parties that this Section 2.6 shall be in compliance with the requirements of said Code Section.

2.7    “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan, or an Award Agreement.

2.8    “Code” means the United States Internal Revenue Code of 1986, as amended, together with the published rulings, regulations and interpretations duly promulgated thereunder.

2.9    “Committee” is defined below in Section 3.1.

2.10    “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.11    “Company” means Matador Resources Company, a Texas corporation, and any successor entity.

2.12    “Contractor” means any person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, for compensation, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.13    “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

2.14    “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

2.15    “Effective Date” is defined above in the introductory paragraph of the Plan.

2.16    “Employee” means a common law employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.17    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.18    “Executive Officer” means an executive officer of the Company as designated by the Board in accordance with Rule 405 promulgated under the Securities Act of 1933, as amended, and Rule 3b-7 promulgated under the Exchange Act.

2.19    “Exempt Shares” means shares of Common Stock subject to an Award for which the Committee has established or accelerated vesting in accordance with Article 7. No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards may be shares designated as “Exempt Shares.”

2.20    “Exercise Date” is defined below in Section 8.3(b).

2.21    “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on the date prior to such date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on an automated quotation system on the date prior to such date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on the date prior to such date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc., formerly known as Pink OTC Markets Inc.; or (d) if none of the above is applicable, such amount as may be determined by the Committee, in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

2.22    “Immediate Family” is defined below in Section 14.7.

2.23    “Incentive Stock Option” means a Stock Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.24    “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

2.25    “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.26    “Other Award” means an Award issued pursuant to Section 6.9 hereof.

2.27    “Outside Director” means a director of the Company or any Subsidiary who is not an Employee.

2.28    “Participant” means an Employee, Contractor or Outside Director to whom an Award is granted under this Plan.

2.29    “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.

2.30    “Performance Criteria” is defined below in Section 6.10.

2.31    “Performance Goal” means any of the goals set forth in Section 6.10 hereof.

2.32    “Plan” is defined above in the introductory paragraph of the Plan.

2.33    “Prior Plan” means the Matador Resources Company Amended and Restated 2012 Long-Term Incentive Plan, as amended from time to time.

2.34    “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

2.35    “Restricted Stock” means one or more shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.36    “Restricted Stock Units” means one or more units awarded to a Participant pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.37    “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.38    “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

2.39    “Spread” is defined below in Section 12.4(b).

2.40    “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.41    “Subsidiary” means (a) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (b) any limited partnership, if the Company or any corporation described in item (a) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner and (c) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (a) above or any limited partnership listed in item (b) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.42    “Substitute Award” is defined below in Section 5.4.

2.43    “Tenure Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock that vests over time based upon the Participant’s continued employment with or service to the Company or its Subsidiaries.

2.44    “Termination of Service” occurs when a Participant who is (a) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (b) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (c) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or when an Outside Director becomes a Contractor or, in each case, vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.44, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code.

2.45    “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.45, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code.

ARTICLE 3

ADMINISTRATION

3.1    General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

Membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.2    Designation of Participants and Awards.

(a)    The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the term of such Award, the Date of Grant and such other terms, provisions, limitations and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

(b)    Notwithstanding Section 3.2(a), to the extent permitted by Applicable Law, the Board or the Committee may, in its discretion and by a resolution adopted by the Board or Committee, authorize one or more officers of the Company to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards and the terms and conditions of such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards and (z) not authorize an officer to designate himself or any Executive Officer as a recipient of any Award.

3.3    Authority of the Committee. The Committee, in its discretion, shall (a) interpret the Plan, (b) prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (c) establish performance goals for an Award and certify the extent of their achievement and (d) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

The Committee may delegate to any subcommittee or, subject to the limitations set forth in Section 3.2(b) above, to officers of the Company the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or interdealer quotation system upon which the Company’s securities are listed or quoted or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director is eligible to be selected to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards and the terms and provisions of such Awards and Award Agreements) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO PLAN; AWARD LIMITATIONS

5.1    Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 3,225,000 shares, of which 100% may be delivered pursuant to Incentive Stock Options, plus the number of shares of Common Stock remaining available for issuance under the Prior Plan on the Effective Date, plus the number of shares of Common Stock subject to any award outstanding under the Prior Plan as of the Effective Date that after the Effective Date is not issued because such award is forfeited, terminates, expires or otherwise lapses without being exercised (to the extent applicable), or is settled in cash. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to an Executive Officer during any calendar year is 500,000 shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.2    Restoration and Retention of Shares. If any shares of Common Stock subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. The following additional parameters shall apply:

(a)    If an Award may be settled in shares of Common Stock or cash (in whole or in part), shares shall be deemed issued only when and to the extent that settlement or payment is actually made in shares of Common Stock. To the extent an Award is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of shares of Common Stock that may be issued or transferred under the Plan shall be reduced only by the number of shares actually issued and transferred to the Participant.

(b)    Notwithstanding the foregoing, (i) shares withheld or tendered to pay withholding taxes or the exercise price of an Award shall not again be available for the grant of Awards under the Plan and (ii) the full number of shares subject to a Stock Option or SAR granted that are settled by the issuance of shares shall be counted against the shares authorized for issuance under this Plan, regardless of the number of shares actually issued upon the settlement of such Stock Option or SAR.

(c)    Any shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for the future grant of Awards.

5.3    Outside Director Awards. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any Outside Director shall not exceed $600,000; provided, however, that in the calendar year in which an Outside Director first joins the Board or serves as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Outside Director may be up to two hundred percent (200%) of the foregoing limit.

5.4    Substitute Awards. Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines (“Substitute Awards”) shall not be charged against the limitation provided for in Section 5.1. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

ARTICLE 6

GRANT OF AWARDS

6.1    In General. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Award(s) being granted, the total number of shares of Common Stock subject to the Award(s), the Option Price (if applicable), the term of the Award, the Date of Grant and such other terms, provisions, limitations and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award and the terms of Awards and Award Agreements need not be the same with respect to different Participants. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

6.2    Option Terms. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant. No Stock Option granted under this Plan may be exercised at any time after the expiration of ten (10) years from its Date of Grant or such shorter period as may be specified in the Award Agreement. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

6.3    Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option.

6.4    Restricted Stock. Restricted Stock may be granted to or sold to any Participant under such terms and conditions as shall be established by the Committee (including service-based, performance-based conditions or otherwise), provided, however, that such terms and conditions are consistent with the Plan. Restricted Stock shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit such Award in the event of Termination of Service during the period of restriction.

Except as provided in the applicable Award Agreement, the Participant shall have, with respect to the Participant’s Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided, however, that the Participant shall not have the right to receive dividends on any Restricted Stock that has not yet vested. Except as provided in the applicable Award Agreement, any dividends declared with respect to any portion of such Restricted Stock prior to the vesting of such portion shall be (i) accrued or (ii) reinvested in additional shares of Common Stock (which may thereafter accrue additional dividends). Any such reinvestment shall be at the Fair Market Value at the time thereof and subject to the same terms as the underlying Award. Accrued dividends shall be paid as soon as practicable following vesting of the Restricted Stock and may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments.

6.5    SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose (including service-based, performance-based conditions or otherwise), provided that such terms and conditions are consistent with the Plan. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (b) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

6.6    Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee (including service-based, performance-based conditions or otherwise), provided, however, that such terms and conditions are consistent with the Plan. The grant of a Restricted Stock Unit may provide that the holder may be paid for the value of the Restricted Stock Unit either in cash or in shares of Common Stock, or a combination thereof. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

6.7    Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of an Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

6.8    Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.

6.9    Performance Awards.

(a)    The Committee may grant any of the Awards described in Sections 6.2 through 6.8 as Performance Awards. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period and the maximum or minimum settlement values, provided that such terms and conditions are consistent with the Plan. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

If the Committee determines, in its sole discretion, that with respect to a Performance Award, the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b)    Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

(c)    Notwithstanding the foregoing, no Participant may receive in any calendar year Performance Awards which have an aggregate value of more than $10,000,000, and if such Performance Awards involve the issuance of shares of Common Stock, said aggregate value shall be based on the Fair Market Value of such shares on the time of the grant of the Performance Award.

(d)    Performance Awards may be made subject to the attainment of Performance Goals relating to one or more factors determined in the sole discretion of the Committee, which may consist of one or more or any combination of the following criteria in either absolute or relative terms (as compared to an external benchmark or performance of a designated peer group of companies), for either any individual Participant, the Company or any of its Subsidiary organizations or divisions (the “Performance Criteria”):

(i)    Earnings (either in the aggregate or on a per-share basis) or adjusted earnings;

(ii)    Net income or adjusted net income;

(iii)    Operating income;

(iv)    Operating profit;

(v)    Cash flow;

(vi)    Return measures (including cash return on cash invested (CROCI), return on average capital employed (ROACE) or other return on assets, investments, equity or invested capital);

(vii)    Total shareholder return (change in share price plus reinvestment of dividends into shares when declared, if any, from period to period) and other measures of shareholder return (including income applicable to common shareholders or other class of shareholders);

(viii)    Earnings before or after either, or any combination of, interest, taxes, depletion, depreciation, amortization or other non-cash items;

(ix)    Adjusted EBITDA;

(x)    Acreage;

(xi)    Reserves;

(xii)    Present value of estimated future oil and gas revenues, net of estimated direct expenses, discounted at an annual discount rate of 10% (or PV 10);

(xiii)    Gross revenues;

(xiv)    Reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more Subsidiaries or business units thereof;

(xv)    Economic value or economic value added;

(xvi)    Market share or market share added;

(xvii)    Annual net income to common stock;

(xviii)    Earnings per share or growth in earnings per share;

(xix)    Annual cash flow provided by operations;

(xx)    Changes in annual revenues;

(xxi)    Strategic and operational business criteria, consisting of one or more objectives based on specified revenue, market penetration, geographic business expansion goals, execution of new midstream third-party agreements, identified project milestones, completion of significant projects, production, gathering, processing or disposal volume levels (on an absolute or debt-adjusted basis), cost targets, lease operating expenses, G&A expenses, leverage ratio, finding and development costs, reserves or reserves added, reserve replacement ratio and goals relating to acquisitions or divestitures;

(xxii)    Goals relating to specific environmental compliance measures and safety and accident rates;

(xxiii)    Individual management objectives;

(xxiv)    Certain strategic goals, such as consummation of transactions or events, or other qualitative matters, that improve operational efficiencies or results, preserve the Company’s balance sheet, create additional value through acquisitions, divestitures, joint ventures or other value creating transactions, expand or increase the per share value of the Company’s midstream business, represent an assumption of additional duties beyond those within an executive’s responsibilities, assist in staff development, retention and training or serve to maintain the Company’s culture and working conditions; and/or

(xxv)    Any other Performance Goal that the Committee deems appropriate.

The Committee may designate, in its sole discretion, whether a particular Performance Criteria is to be measured on a pre-tax basis or post-tax basis. In addition, certain Performance Criteria may be stated in reference to a production volume of measurement such as in per cubic feet equivalents or barrels of oil equivalents (e.g., per Mcfe, MMcfe, Bcfe, BOE, MBOE or MMBOE), including such production volume on a daily basis. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases or (v) other similar occurrences.

6.10    Tandem Awards. The Committee may grant two or more Award types in the form of a “tandem Award,” so that the right of the Participant to exercise one shall be canceled if, and to the extent, the other is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.

6.11    No Repricing of Stock Options or SARs. Unless approved by the Company’s shareholders, the Committee may not “reprice” any Stock Option or SAR. For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect: (a) amending a Stock Option or SAR to reduce its exercise price or base price, (b) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award or (c) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from substituting Awards in accordance with Section 5.4, making adjustments pursuant to Article 11 or from exchanging or cancelling Awards pursuant to Article 12.

6.12    Recoupment. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, to the extent provided for under the Company’s clawback policy, if any, approved by the Company’s Board from time to time.

ARTICLE 7

VESTING

The Committee, in its sole discretion, shall establish the vesting terms applicable to an Award, including whether all or any portion will not be vested until a date or dates subsequent to its Date of Grant, or until the occurrence of one or more specified events, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Article 7. If the Committee imposes conditions upon vesting, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or a portion of the Award may be vested, provided that any such acceleration must comply with the terms of the Plan, including, without, limitation, this Article 7. Except as otherwise provided herein, the Committee must grant all Awards in accordance with the following provisions: (a) all Awards granted to Participants other than Outside Directors must vest no earlier than one (1) year after the Date of Grant; (b) all Awards granted to Outside Directors must vest no earlier than the earlier of one (1) year after the Date of Grant or the next annual meeting of shareholders (provided that such annual meetings are at least fifty (50) weeks apart); and (c) the Committee may not accelerate the date on which all or any portion of an Award may be vested or waive the period of restriction on an Award except (i) upon the Participant’s death or Total and Permanent Disability; (ii) upon a Change in Control or (iii) upon a Termination of Service on or following a Change in Control. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Awards with more favorable vesting provisions than set forth in this Article 7, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.

ARTICLE 8

EXERCISE OR CONVERSION OF AWARD

8.1    In General. A vested Award may be exercised or converted, during its term, subject to limitations and restrictions set forth in the Award Agreement.

8.2    Securities Law and Exchange Restrictions. In no event may an Award be exercised or shares of Common Stock be issued pursuant to an Award if the Company determines in its sole discretion that a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system, any registration under state or federal securities laws required under the circumstances, or the necessary consent or approval of any governmental regulatory body has not been obtained or accomplished.

8.3    Exercise of Stock Option.

(a)    In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised subject to the vesting requirements set forth in Article 7. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b)    Notice and Payment. Subject to such administrative conditions as the Company may from time to time adopt, a Stock Option may be exercised by the delivery of written notice in the form specified by the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”). On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (i) cash or check, bank draft or money order payable to the order of the Company, (ii) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (iii) by delivery (including electronic delivery) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, (iv) by the Company withholding a number of shares of Common Stock, valued at its Fair Market Value on the Exercise Date, otherwise issuable upon exercise of the Stock Option and/or (v) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

Except as otherwise provided in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death).

(c)    Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

8.4    SARs. Subject to the conditions of this Section 8.4 and such conditions as the Company may from time to time adopt, a SAR may be exercised by the delivery (including by electronic delivery) of written notice to the Company, in the form specified by the Company, setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code (or, if not so permissible, at such time as permitted by Section 409A of the Code), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(a)    cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(b)    that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(c)    the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5    Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which shareholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Plan and Awards to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall materially adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10

TERM

The Plan shall be effective from the Effective Date. Unless sooner terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Board Approval Date, but Awards granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event: (a) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (b) the number of shares and type of Common Stock (or other securities or property) subject to outstanding

Awards, (c) the Option Price of each outstanding Award, and (d) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1    No Effect on Company’s Authority. The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2    Conversion of Awards Where Company Survives. Subject to any required action by the shareholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Award would have been entitled.

12.3    Exchange or Cancellation of Awards Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Awards, that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving, resulting or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each share of Common Stock held by them, such outstanding Awards to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms.

12.4    Cancellation of Awards. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code, in the event the acquiror or the surviving or resulting corporation does not agree to assume the Awards, all Awards granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or of any dissolution or liquidation of the Company, by either:

(a)    giving notice to each holder thereof or the holder’s representative of its intention to cancel those Awards for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase of any or all of the shares of Common Stock subject to such outstanding Awards including, as determined by the Board, unvested Awards, to occur during the thirty (30) day period preceding such effective date of cancelation; or

(b)    in the case of Awards that are either (i) settled only in shares of Common Stock or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Award to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Award. In estimating the Spread, appropriate adjustments to give effect to the existence of the Awards shall be made, such as deeming the Awards to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Awards as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

ARTICLE 13

LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Award under this Plan shall be in force and remain unexpired, (a) sell all or substantially all of its property, or (b) dissolve, liquidate or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Award, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1    Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

14.2    No Right to Continued Employment. Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

14.3    Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation to the fullest extent provided by Applicable Law. Except to the extent required by any unwaiveable requirement under Applicable Law, no member of the Board or the Committee (and no Subsidiary) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, each Participant (as consideration for receiving and accepting an Award) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.

14.4    Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

14.5    Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

14.6    Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 14.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local or other taxes permitted by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is permitted to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (a) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the applicable tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, vesting or conversion of the Award, as applicable, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the applicable tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise, vesting or conversion of the Award, which shares so withheld have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the applicable tax withholding payment; or (d) any combination of (a), (b) or (c) or any other method consented to by the Company in writing. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

14.7    Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 14.7 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, all or a portion of any Award may be transferred, for no consideration, by a

Participant to (a) one or more members of the Participant’s Immediate Family, (b) a trust in which the Participant or members of his or her Immediate Family have more than fifty percent of the beneficial interest, (c) a foundation in which the Participant or members of his or her Immediate Family control the management of assets or (d) any other entity in which the Participant or members of his or her Immediate Family own more than fifty percent of the voting interests. As used herein, “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

Following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 14 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which, the Award shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Award that has been transferred by a Participant under this Section 14.7.

14.8    Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Awards granted under this Plan shall constitute general funds of the Company.

14.9    Governing Law. The Plan shall be governed by, construed and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws, rule or principle of Texas law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any shareholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. Each Award Agreement shall require the Participant to release and covenant not to sue any Person other than the Company over any Claims. The individuals and entities described above in this Section 14.9 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 14.9.

14.10    Electronic Delivery. Awards granted under the Plan and/or communications regarding the Plan and any Award under the Plan may be sent, accepted, executed, or exercised, as applicable, via electronic means through an online or electronic system established and maintained by the Company or a third party designated by the Company.

14.11    Dividends and Dividend Equivalent Rights. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, dividends and Dividend Equivalent Rights may accrue, but shall not be paid out or settled unless and until, and then only to the extent that, the applicable underlying Award vests.

A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas

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